Exhibit 4.4

Execution Version

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on May 22, 2017 (the “Effective Date”), by and among

1.	Futu Holdings Limited (富途控股有限公司), an exempted limited liability company duly incorporated and validly existing under the Laws of Cayman Islands (the “Company”);

2.	Futu Securities International (Hong Kong) Limited (富途证券国际（香港）有限公司), a company incorporated under the Laws of Hong Kong (“Futu Int’l HK”);

3.	Futu Securities (Hong Kong) Limited (富途证券（香港）有限公司), a company incorporated under the Laws of Hong Kong (“Futu New HK”);

4.	Futu Network Technology Limited (富途網絡科技有限公司), a company incorporated under the Laws of Hong Kong (“Futu Network”);

5.	Shenzhen Futu Internet Technology Co., Ltd. (深圳市富途网络科技有限公司), a company duly incorporated and validly existing under the Laws of the PRC (“Futu SZ”);

6.	Beijing Futu Internet Technology Co., Ltd. (北京市富途网络科技有限公司), a company duly incorporated and validly existing under the Laws of the PRC (“Futu BJ”);

7.	Futu Internet Technology (Shenzhen) Co., Ltd. (富途网络科技（深圳）有限公司), a company duly incorporated and validly existing under the Laws of the PRC (“Futu Internet SZ”);

8.	Shenzhen Shidai Futu Consulting Limited (深圳市时代富途咨询有限公司), a company duly incorporated and validly existing under the Laws of the PRC (“Shidai Consulting”);

9.	Shenzhen Qianhai Fuzhitu Investment Consulting Limited (深圳市前海富之途投资咨询有限公司), a company duly incorporated and validly existing under the Laws of the PRC (“Qianhai Consulting”);

10.	Shen Si Internet Technology (Beijing) Co., Ltd. (慎思网络技术（北京）有限公司), a wholly foreign owned enterprise duly incorporated and validly existing under the Laws of the PRC (the “WFOE”);

11.	Futu Inc., a corporation incorporated under the laws of the State of Delaware, United States (“Futu US”);

12.	Futu NZ Limited, a company incorporated under the laws of New Zealand (“Futu NZ”);

13.	Each of the individuals listed on Schedule SCHEDULE I attached hereto (each such individual, a “Principal” and, collectively, the “Principals”);

14.	Qiantang River Investment Limited, a company incorporated under the Laws of the British Virgin Islands (“Qiantang River”);

15.	Image Frame Investment (HK) Limited 意像架構投資(香港)有限公司, a company incorporated under the Laws of Hong Kong (“Image Frame”, and together with Qiantang River, “Tencent”);

16.	Matrix Partners China III Hong Kong Limited, a company incorporated under the Laws of Hong Kong (“Matrix”);

17.	SCC Venture VI Holdco, Ltd., a company incorporated under the Laws of the Cayman Islands (“SCC”); and

18.	Sequoia Capital CV IV Holdco, Ltd., a company incorporated under the Laws of the Cayman Islands (“Sequoia Holdco”, and together with SCC, “Sequoia”).

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”. Tencent, Matrix and Sequoia are collectively referred to as the “Investors” and each an “Investor”. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

A

The Company owns 100% of the equity interests in each of Futu New HK, Futu Int’l Hong Kong, Futu Network, Futu US and Futu NZ. Futu New HK holds 100% of the equity interests of the WFOE and Futu Internet SZ. The equity interests in Futu SZ are held by LI Hua (defined in the Purchase Agreement) and the Existing SZ Shareholders (defined below), and the WFOE controls Futu SZ through the Captive Structure (defined below). Futu SZ owns 100% of the equity interests of Futu BJ. Futu Int’l HK owns 100% of the equity interests in Shidai Consulting and Qianhai Consulting.

B

Certain Investors holding Series A Preferred Shares (as defined below), Series A-1 Preferred Shares (as defined below) and Series B Preferred Shares (as defined below) are parties to that certain Shareholders Agreement, dated May 27, 2015 (the “Prior Agreement”).

C

The Group (defined below) is engaged in the business of securities brokerage and related services (the “Business”). The Company seeks expansion capital to grow the Business and, correspondingly, seeks to secure an investment from the Investors, on the terms and conditions set forth herein.

D

Image Frame has agreed to purchase from the Company, and the Company has agreed to issue to Image Frame, Series C Preferred Shares (as defined below) of the Company, and Matrix and SCC have agreed to purchase from the Company, and the Company has agreed to issue to Matrix and SCC, Series C-1 Preferred Shares (as defined below) of the Company, on the terms and conditions set forth in the Share Purchase Agreement dated May 22, 2017 by and among the Company, the Principals, Futu Int’l HK, Futu New HK, Futu SZ, Futu BJ, Futu Internet SZ, Shidai Consulting, Qianhai Consulting, the WFOE, Futu US, Futu NZ and the Investors (the “Purchase Agreement”).

E	The Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the Closing thereunder.

F

Pursuant to Section 12.11 of the Prior Agreement, the Prior Agreement may be amended by written consent of (i) the Company; (ii) Persons holding at least 75% of the then issued and outstanding Preferred Shares (as defined in the Prior Agreement) (voting together as a single class and on an as-converted basis); and (iii) Persons holding at least a majority of the Ordinary Shares held by the Principals. The Company, the holders of Series A Preferred Shares, the Series A-1 Preferred Shares and Series B Preferred Shares, and the Principals, all of which are parties of this Agreement, meet the constituent requirements under (i)-(iii) of Section 12.11 of the Prior Agreement, respectively, to amend the Prior Agreement.

G	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions.

1.1    The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (i) any shareholder of such Investor, (ii) any of such shareholder’s or such Investor’s current or retired general partners or limited partners, (iii) the fund manager managing such shareholder or such Investor (and general partners, limited partners, officers, and directors thereof) and other funds managed by such fund manager, (iv) any venture capital fund now or hereafter existing which is Controlled by or under common Control with one or more general partners or shares the same management company with such Person, and (iv) trusts Controlled by or for the benefit of any such Person referred to in (i), (ii), (iii), or (iv). Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Applicable Rate” means the average exchange rate calculated based on the average daily exchange rate between any two currencies (as determined by reference to the rates reported by the People’s Bank of China) that prevailed during the five days’ period immediately preceding the date on which reference to the relevant currencies is made.

“Associate” means, with respect to any Person, (i) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of five percent (5%) or more of any class of Equity Securities of such corporation or organization, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the Cayman Islands, the PRC or Hong Kong.

“Captive Structure” means the structure under which the WFOE Controls Futu SZ and Futu BJ through the Control Documents.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to any Person, that is a legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such Person.

“Circular 37” means Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》 ) issued by SAFE on July 4, 2014, including any of its applicable implementing rules or regulations.

“Closing” means the consummation of the sale and issuance of the Series C Preferred Shares and Series C-1 Preferred Shares pursuant to the Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Competitive Business Activity” means (i) engaging in, or managing or directing persons primarily engaged in the business in competition with that of the Business; (ii) acquiring or having an ownership interest in any business primarily engaged in the business in competition with that of the Business; or (iii) participating in the financing, operation, management or control of any firm, partnership, corporation, entity or business primarily engaged in the business in competition with that of the Business. Notwithstanding the foregoing provision, a passive investment in less than two percent (2%) of the issued and outstanding shares of a publicly traded company engaged in the business in competition with the Business shall not be deemed as a Competitive Business Activity.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” has the meaning set forth in the Purchase Agreement.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing SZ Shareholders” means the existing shareholders (excluding Li Hua) of Futu SZ as of the date of the execution of this Agreement, consisting of LI Lei (李镭), FENG Lei (冯磊), JIA Yan (贾岩), XIANG Wenbin (香文斌), ZHAO Dan (赵丹), ZHU Daxin (朱达欣), WANG Wenhai (王闻海), LIU Huajing (刘化静) and QIU Yuepeng (邱跃鹏).

“FCPA” means Foreign Corrupt Practices Act of the United States of America, as amended from time to time.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, Hong Kong, United States of America, New Zealand or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, Futu Int’l HK, Futu New HK, Futu Network, Futu US, Futu NZ, Futu SZ, Futu BJ, Futu Internet SZ, Shidai Consulting, Qianhai Consulting and WFOE, together with each Subsidiary of any of the foregoing, and “Group” or “Group Companies” refers to all of the Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Key Employees” has the meaning set forth in the Purchase Agreement.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Majority Preferred Holders” means the holders of more than 50% of the voting power of the issued and outstanding Series A Preferred Shares, Series A-1 Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class and on an as-converted basis).

“Memorandum and Articles” means the Memorandum of Association of the Company and the Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.00001 per share.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Holder” means any holder of the issued and outstanding Preferred Shares.

“Preferred Shares” means the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series C-1 Preferred Shares.

“Public Official” means any executive, officer, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares of the Company issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Preferred Holders; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 12.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 37 and any other applicable SAFE rules and regulations.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A-1 Preferred Shares” means the Series A-1 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means the Series B Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C-1 Preferred Shares” means the Series C-1 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person. With respect to the Company, its Subsidiaries shall include Futu Int’l HK, Futu New HK, Futu Network, Futu US, Futu NZ, Futu SZ, Futu BJ, Futu Internet SZ, Shidai Consulting, Qianhai Consulting and the WFOE.

“Transaction Documents” has the meaning set forth in the Purchase Agreement.

“U.K. Bribery Act” means the United Kingdom Bribery Act of 2010 which came into effect on July 1, 2011.

“US” means the United States of America.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

1.2    Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4(b)
Agreement	Preamble
Business	Recitals
Chairman	Section 9.1(b)
Company	Preamble
Deferral Period	Section 2.3(b)
Direct US Investor	Section 11.10(c)
Dispute	Section 12.5
Effective Date	Preamble
ESOP	Section 7.3(a)
Exempt Registrations	Section 3.4
First Participation Notice	Section 7.4(a)
Futu BJ	Preamble
Futu Int’l HK	Preamble
Futu Internet SZ	Preamble
Futu Network	Preamble
Futu New HK	Preamble
Futu NZ	Preamble
Futu SZ	Preamble
Futu US	Preamble
Image Frame	Preamble
Indirect US Investor	Section 11.10(c)
Information	Section 11.14
Investor	Preamble
Investor Party	Section 11.14
Matrix	Preamble
New Securities	Section 7.3
Observer	Section 9.1(c)
Ordinary Director	Section 9.1
Oversubscription Participants	Section 7.4(b)
Party	Preamble
PFIC Shareholder	Section 11.10(c)
Preemptive Right	Section 7.1
Principal	Preamble
Prior Agreement	Recitals
Pro Rata Share	Section 7.2
Purchase Agreement	Recitals
Qianhai Consulting	Preamble
Qiantang River	Preamble
Restricted Period	Section 11.13
Rights Holder	Section 7.1
SCC	Preamble
Second Participation Notice	Section 7.4(b)
Second Participation Period	Section 7.4(b)
Security Holder	Section 11.2
Sequoia Holdco	Preamble
Shidai Consulting	Preamble
Tencent	Preamble
Tencent Director	Section 9.1(a)
Violation	Section 5.1(a)
WFOE	Preamble

1.3    Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies calculated in accordance with the Applicable Rate), (xvi) references to “Qiantang River” and “Image Frame” shall include any of their respective assignees, and (xvii) references to “Tencent” shall mean collectively Qiantang River and Image Frame (and any of their respective assignees), and for the purpose of calculating any voting rights or shareholding of Tencent, such voting rights or shareholding shall be a reference to the voting rights or shareholding of Qiantang River and Image Frame (and any of their respective assignees) taken in aggregate.

2.	Demand Registration.

2.1    Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) May 27, 2023, and (ii) the date that is six (6) months after the closing of the IPO, the Holders holding ten percent (10%) or more of the voting power of the then outstanding Registrable Securities held by all the Holders may request in writing that the Company effect a Registration of the Registrable Securities. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all the other Holders, and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2    Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for Registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), the Holders holding ten percent (10%) or more of the voting power of the then outstanding Registrable Securities held by all the Holders may request the Company to file, in any jurisdiction in which the Company has had a Registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any Registration Statement filed under the Securities Act providing for the Registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all the other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.

2.3	Right of Deferral.

(a)    The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(i)    if, within ten (10) Business Days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days upon receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days upon receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(ii)    during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to the Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3; or

(iii)    in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(b)    If, after receiving a request from the Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period (the “Deferral Period”) during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12)-month period; provided, further, that the Company may not Register any other Equity Securities during the Deferral Period.

2.4    Underwritten Offerings. If, in connection with a request to Register the Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the Holders of at least a majority of the voting power of all the Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriters advise the Company that marketing factors (including without limitation the aggregate number of the Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of the Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the number of shares that may be included in the Registration and the underwriting shall be allocated, first, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of the Registrable Securities then held by each such Holder, and second, to holders of other Equity Securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including the Registrable Securities) from the Registration and underwriting as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of the Registrable Securities, on a pro rata basis, for which inclusion has been requested; (ii) all the shares that are not the Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such Registration and underwriting before any Registrable Securities are so excluded; and (iii) in any case at least 30% of the Registrable Securities requested to be Registered by the Preferred Holder will not be subject to such cutback. If any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	Piggyback Registrations.

3.1    Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) and any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) Business Days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3	Underwriting Requirements.

(a)    In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the managing underwriters advise the Holders seeking Registration of the Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of the Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of the Registrable Securities to be underwritten, the number of shares that may be included in the Registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of the Registrable Securities then held by each such Holder, and third, to holders of other Equity Securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including the Registrable Securities) from the Registration and underwriting as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of the Registrable Securities, on a pro rata basis, for which inclusion has been requested; (ii) all the shares that are not the Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such Registration and underwriting before any Registrable Securities are so excluded; and (iii) in any case at least 30% of the Registrable Securities requested to be Registered by the Preferred Holder will not be subject to such cutback. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(b)    If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4    Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share option plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.	Registration Procedures.

4.1    Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority of the voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective for a period ending on the earlier of the date which is one hundred and eighty (180) days from the effective date of the Registration Statement or until the distribution thereunder has been completed;

(b)    Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(c)    Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)    Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the underwriter(s) of the offering;

(f)    Promptly notify each Holder of the Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (A) the issuance of any stop order by the Commission, or (B) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with applicable Law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

(g)    Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)    Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its securities holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i)    Not, without the written consent of the Holders of at least a majority of the voting power of the then outstanding Registrable Securities, make any offer relating to the securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(j)    Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(k)    Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3    Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of any Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees charges by depository banks, transfer agents, and share registrars, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all the selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all the Holder in such Registration (in which case all the participating Holders shall bear such expenses pro rata based upon the number of the Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such Registration constitutes the use by the Holders of one (1) demand Registration pursuant to Section 2.1 (in which case such Registration shall also constitute the use by all the Holders of Registrable Securities of one (1) such demand Registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses; and further, such Registration shall not constitute the use of one (1) demand Registration pursuant to Section 2.1.

5.	Registration-Related Indemnification.

5.1	Company Indemnity.

(a)    To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)    The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditional, or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2	Holder Indemnity.

(a)    To the maximum extent permitted by Law, each selling Holder that has included any Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (as defined in the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. None of the Holder’s liabilities under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(b)    The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, conditional, or delayed).

5.3    Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4    Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (i) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5    Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall prevail.

5.6    Survival. The obligations of the Company and the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.	Additional Registration-Related Undertakings.

6.1    Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c)    at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of the holders of a majority of the Registrable Securities issued or issuable upon conversion of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series C-1 Preferred Shares (voting together as a single class and on an as-converted basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3    “Market Stand-Off” Agreement. If so required by the underwriter(s), each holder of the Registrable Securities agrees to enter into an agreement in reasonable and customary form agreeing that the holder of the Registrable Securities, will not sell, transfer or otherwise dispose of any Equity Securities of the Company (other than those included in the offering) without the prior written consent of the Company or such underwriter(s) during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the underwriter(s) (such period not to exceed one hundred eighty (180) days from the date of such final prospectus, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports; and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided, that (i) the foregoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all the other holders of at least one percent (1%) of the issued and outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (ii) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (iii) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. Each Investor, severally but not jointly, agrees to execute and deliver to the underwriters a lock-up agreement containing reasonable and customary terms and qualifications substantially similar as those contained herein, provided that such lockup agreement shall terminate no later than ninety (90) days after the execution of such lockup agreement if the consummation of the IPO has not occurred.

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6.4    Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5    Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6    Further Assurance. After the launch of the Company’s IPO, the Company shall take all necessary actions to minimize the lock-up period of the Investors to the maximum permitted under applicable Law.

6.7    Intent. The terms of Section 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or Registered for offering to the public in a jurisdiction other than the United States of America where Registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(a)    it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where Registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b)    it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Majority Preferred Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

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7.	Preemptive Right.

7.1    General. The Company hereby grants to Preferred Holder (“Rights Holder”) the preemptive right to subscribe for such Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2    Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (i) the number of Ordinary Shares (including Preferred Shares on an as-converted basis and assuming full conversion and exercise of all options and other then issued and outstanding convertible and exercisable securities) held by such Rights Holder, to (ii) the total number of Ordinary Shares (including Preferred Shares on an as-converted basis and assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities), then issued and outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3    New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(a)    up to 135,032,132 Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies reserved for the Company’s employee share option plan to be adopted by the Company (“ESOP”);

(b)    any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event duly approved by the Board (which approval includes the consent of the Tencent Director);

(c)    any Ordinary Shares issued or issuable upon the conversion of the Preferred Shares;

(d)    any Equity Securities of the Company issued pursuant to a Qualified IPO;

(e)    any Equity Securities of the Company issued as dividend or distribution solely on the Preferred Shares in accordance with the Memorandum and Articles, or in connection with a subdivision, combination, reclassification or similar event of the Preferred Shares; and

(f)    any other Equity Securities of the Company which the Majority Preferred Holders shall have agreed in writing shall not be deemed “New Securities”.

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7.4	Procedures.

(a)    First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice to agree in writing to subscribe for up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be subscribed for (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so respond in writing within such twenty (20) Business Day period, then such Rights Holder shall forfeit the right hereunder to subscribe for its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(b)    Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection 7.4(a) above, the Company shall promptly give notice (the “Second Participation Notice”) to the other Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection 7.4(a) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to subscribe for more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to subscribe for (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for subscription, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (i) the Additional Number and (ii) the product obtained by multiplying (A) the number of the remaining New Securities available for subscription by (B) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

7.5    Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Rights Holder exercises the Preemptive Rights within twenty (20) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

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8.	Information and Inspection Rights.

8.1    Delivery of Financial Statements. The Group Companies shall deliver to each Rights Holder the following documents or reports:

(a)    within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by a “Big-4” international accounting firms or any other accounting firm acceptable to the Majority Preferred Holders , and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in Chinese or in English upon the request of the Rights Holders, as approved by the Board and in accordance with the Accounting Standards consistently applied throughout the period;

(b)    within forty-five (45) days of the end of each fiscal quarter, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Company as of the end of such quarter, and a comparison of the financial results of each month with the corresponding monthly budget, all prepared in Chinese or in English upon the request of the Rights Holders, as approved by the Board and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(c)    as soon as practicable, but in any event within thirty (30) days after the end of each month during each fiscal year of the Company, unaudited consolidated management accounts of the Company prepared in Chinese or in English upon the request of the Rights Holders, and which at minimum shall contain (i) statements of income and of cash flows for such month; (ii) a balance sheet as of the end of such month; and (iii) a statement of shareholders’ equity as of the end of such month, all of which shall be prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(d)    an annual budget and business plan within thirty (30) days prior to the beginning of each fiscal year, setting forth: the projected balance sheets, income statements and statements of cash flows for each month during such fiscal year of each Group Company; projected detailed budgets for each such month; any dividend or distribution projected to be declared or paid; the projected incurrence, assumption or refinancing of indebtedness; and all other material matters relating to the operation, development and business of the Group Companies;

(e)    copies of all documents or other information sent to all other shareholders and any reports or documents filed by the Company with any relevant securities exchange or Governmental Authority, no later than five (5) Business Days after such documents or information are filed by the Company; and

(f)    as soon as practicable, any other information, including operational data, reasonably requested by any such Rights Holder.

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8.2    Inspection Rights. Each of the Group Companies and the Principals covenant and agree that each Rights Holder shall have the right, at its own expense, at any time during regular working hours with reasonable prior notice to such Group Company to: (i) visit and inspect the properties of such Group Company, (ii) examine its books of account and records, (iii) to obtain copies of any document or other information held by such Group Company, and (iv) to discuss the affairs, finances, operations, compliance, employee matters, and accounts of any Group Company with its officers, directors, auditors, accountants, legal counsels, and investment bankers; provided, however, that such Rights Holder may be excluded from access to any material, records or other information if such disclosure will jeopardize the attorney-client privilege, except to the extent such Rights Holder agrees in writing to keep all such information confidential upon terms acceptable to the Company on advice of counsel (such acceptance shall not be unreasonably withheld). No such inspection, examination or inquiry, the failure to conduct same, nor any knowledge of any Rights Holder, including without limitation, any knowledge obtained by such Rights Holder in connection with any such inspection, investigation or inquiry, shall constitute a waiver of any rights such Rights Holder may have under any representation, warranty, covenant, term or agreement under this Agreement or the Purchase Agreement. Each Group Company and Principal shall use best efforts to promptly comply with any request made by a Preferred Holder relating to this Section 8.2.

9.	Election of Directors.

9.1	Board of Directors and Observers.

(a)    The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of three (3) Directors with the composition of the Board determined as follows: (i) the holders of a majority of the voting shares of the then issued and outstanding Ordinary Shares (excluding the Ordinary Shares issuable upon conversion of such Preferred Shares and voting as a separate class), shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time two (2) Directors on the Board (each an “Ordinary Director”); initially being LI Hua (李华) and ZHANG Jie (张杰); and (ii) Tencent shall be exclusively entitled to appoint, remove, replace and reappoint at any time or from time to time one (1) Director to the Board (so long as Tencent continues to hold at least 10% of the then issued and outstanding Ordinary Shares (on an as-converted basis). For the avoidance of doubt, the Shares held by both Qiantang River and Image Frame (and their respective assignees) shall be taken into account when calculating the percentage of Shares held by Tencent) (the “Tencent Director”).

(b)    The chairman of the Board (the “Chairman”) shall be appointed by the Board. The Chairman of the Company as at the date of this Agreement shall be LI Hua (李华). Neither the Chairman nor any director shall have a casting vote.

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(c)    Each Investor, so long as it holds any Shares, is entitled to appoint one (1) observer (the “Observer”) to attend and participate in all meetings (whether in person, telephonic or otherwise) of the Board of Directors and of the board of directors of each other Group Company, including all committees thereof, in a nonvoting observer capacity and the Company shall provide to each Observer, concurrently with and in the same manner as distributed to the directors or other voting members of the respective board, copies of all notices, agendas, board materials, information, minutes, draft resolutions, proposed actions by written consent, consents, and other materials and communications so distributed; provided, however, that the Observer shall agree to hold in confidence and trust all information so provided. Notwithstanding the foregoing, the Company reserves the right to exclude such Observer from any meeting or portion thereof if the Company believes, upon the advice of counsel, that such exclusion is reasonably necessary to preserve attorney-client privilege or if such attendance at any meeting or a portion thereof would result in a material conflict of interest, and provided, further, that the Company may exclude from the materials sent to such Observer any materials that the Company believes should be excluded to prevent a material conflict of interest, or that the Company believes, upon advice of counsel, should be excluded to preserve the attorney-client privilege. The right to appoint an Observer shall terminate upon the earlier of (i) the termination of this Agreement pursuant to Section 12.1; or (ii) the consummation of a Qualified IPO. No Observer shall be recorded or represented to be a member of any board or to have voted at any board meetings or on any board resolution nor shall any such Observer be counted towards the quorum for any board meeting or proceeding.

9.2	Voting Agreements.

(a)    With respect to each election of Directors, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at three (3) Directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 9.1, and (iii) against any nominees not designated pursuant to Section 9.1.

(b)    Any Director designated pursuant to Section 9.1 may be removed from the Board, either for or without cause, only upon the affirmative vote of the Shareholder or group of Shareholders then entitled to designate or elect such Director pursuant to Section 9.1 given at a special meeting of such Shareholders duly called or by an action by written consent for that purpose, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any vacancy in the Board caused as a result of removal of a Director or vacancy of the office of Director due to the Director’s resignation, death, bankruptcy, arrangement or composition with such Director’s creditors, or unsound mind, who shall have been designated or elected by a specified group of Shareholders, may be filled by, and only by, the affirmative vote of the group of Shareholders then entitled to elect such Director, given at a special meeting of such Shareholders duly called or by an action by written consent for that purpose, unless otherwise agreed upon among such Shareholders.

9.3    Board Meeting; Quorum. Subject to the provisions of the Memorandum and Articles, the Directors may regulate their proceedings as they think fit, provided however unless otherwise approved by the Board (which approval includes the consent of the Tencent Director), that (i) the board meetings shall be held at least once every three (3) months; and (ii) a written notice of each meeting, agenda of the business to be transacted at the meeting and, to the extent reasonably practicable, all documents and materials to be circulated at or presented to the meeting shall be sent to all the Directors and Observers entitled to receive notice of the meeting at least ten (10) Business Days before the meeting and a copy of the minutes of the meeting shall be sent to such Directors. Subject to applicable Laws, a meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or another equipment which allows all the participants in the meeting to speak to and hear each other simultaneously) two (2) Directors in office elected in accordance with Section 9.1 that include the Tencent Director. Notwithstanding the foregoing, if notice of the Board meeting has been duly delivered to all the Directors prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the Company, and the number of directors required to be present under this Section 9.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting, the meeting shall be adjourned to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all the Directors in accordance with the notice procedures under the Charter Documents of the Company and, if at the adjourned meeting, the number of Directors required to be present under this Section 9.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting, then the Directors present shall be a quorum, as long as not less than two (2) Directors are present, whether or not the Tencent Director is included. All minutes and other records of proceedings of the Board shall clearly distinguish between the differing capacities of attendees or participants and, in the case of individual participants, between attendance at the meeting and voting on any resolutions or other proceedings.

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9.4    Expenses. The Company will promptly pay or reimburse each non-employee Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

9.5    Alternates. Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

9.6    D&O Insurance. At the request of any Director, the Company shall obtain, within ninety (90) days of the date upon receipt of such request, a commercially reasonable directors and officers liability insurance policy in favor of all directors of the Company from financially sound and reputable insurers, the amount of which shall be approved by the Board.

9.7    Indemnification. To the fullest extent permitted by Law, the Group Companies shall indemnify and hold harmless each board director appointed pursuant to Section 9.1(a) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he/she is or was a director of any of the Group Companies, or is or was a director of any of the Group Companies serving at the request of a Group Company as a director of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Group Company on which he served as a director of the board, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

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9.8    Subsidiaries. To the fullest extent permitted by Law, the Parties hereto shall, if so requested by the Tencent Director, cause the board of directors of each Group Company to be composed in the same manner as provided in Section 9.1(a) and the quorum of the Board of each Group Member to be constituted in the same manner as provided in Section 9.3 or such other manner as approved by the Board. The Parties shall cause their nominees on the board of any Group Company to vote in the same manner determined by the Board of the Company, subject to their applicable fiduciary duties. The Parties hereto shall take all steps as are necessary to cause the provisions with respect to the governance of the Company to apply mutatis mutandis to the governance of each other Group Company. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Board of the Company (which includes the consent of the Tencent Director) such that the Company, to the extent reasonably practicable, (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Member in the consolidated financial statements for the Company prepared under the Accounting Principles.

10.	Protective Provisions.

10.1    Acts of the Group Companies Requiring Approvals of Majority Preferred Holders. Regardless of anything else contained herein or in the Charter Documents of any Group Company, each Group Company and Principal shall procure that no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the Majority Preferred Holders in advance in writing or by duly adopted resolutions:

(a)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Shares;

(b)    any action that authorizes, creates, issues, or changes the authorized number of (A) any class or series of Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on a parity with any Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on a parity with any Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption or otherwise, or (B) New Securities;

(c)    any action that reclassifies, reorganizes, or recapitalizes any outstanding Equity Securities, except pursuant to Article 8.3 of the Memorandum and Articles;

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(d)    any purchase, repurchase, redemption or retirement of any Equity Securities of any Group Company, other than repurchases of such Equity Securities pursuant to share restriction agreements approved by the Board upon termination of a director, employee or consultant, at the original cost paid by such director, employee, or consultant;

(e)    any amendment or modification to or waiver under any of the Charter Documents of any Group Company;

(f)    any declaration, set aside or payment of a dividend or other distribution, or the adoption of, or any change to, the dividend policy, of any Group Company;

(g)    adoption, amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of employees, officers, directors, contractors, advisors or consultants;

(h)    engagement in any transaction or execution of any agreement (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party or any relative of Related Party;

(i)    any merger, amalgamation or consolidation of any Group Company with any Person, or the purchase or other acquisition by any Group Company (whether individually or in combination with the Company or any other Group Company) of all or substantially all of the assets, equity or business of another Person, or any Deemed Liquidation Event;

(j)    any sale, transfer, or other disposal of, or the incurrence of any Lien on, any substantial part of any Group Company’s assets;

(k)    with respect to any Group Company, other than any non-exclusive license granted in the ordinary course of business, any sale, transfer, license, or other disposal of, or the incurrence of any Lien on, any copyright, trademark, patent or other Intellectual Property;

(l)    with respect to any Group Company, the commencement of or consent to any proceeding seeking (i) to adjudicate as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or other arrangement under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(m)    any change of the size or composition of the board of directors of any Group Company;

(n)    any change in the equity ownership of any Group Company in any other Group Company, or any amendment or modification to or waiver under any of the Control Documents;

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(o)    any material change to the business scope or nature of business, or cessation of any business line of any Group Company; or

(p)    any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (o) above requires the approval of the Shareholders of the Company by way of a special resolution accordance with the applicable Laws, and if the Shareholders vote in favor of such act but the approval of the Majority Preferred Holders has not been obtained, then the Majority Preferred Holders shall carry thirty-four percent (34%) of the votes on such special resolution.

10.2    Acts of the Group Companies Requiring Board Approval. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company or Principal shall permit any Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the Board (which approval includes the consent of the Tencent Director):

(a)     incurrence of indebtedness or guarantees of indebtedness in excess of US$2,000,000 in the aggregate for the Group during any fiscal year;

(b)    extension of any loan or financial assistance to any third party except (i) to a wholly-owned Subsidiary of the Group or (ii) trade credit provided to bona fide customers in the ordinary course of business;

(c)    purchase or lease of any business and/or assets valued in excess of US$1,000,000 individually or US$2,000,000 in the aggregate for the Group during any fiscal year;

(d)    investment in, establishment of, or divestiture, pledge, mortgage or sale of an interest in any partnership, joint venture or other company in excess of US$2,500,000 individually or US$5,000,000 in the aggregate for the Group during any fiscal year;

(e)    approval of, or any deviation from or amendment of, the annual budget or the business and financial plan of any Group Company;

(f)    appointment or removal of the Chairman, Chief Executive Officer, President, or Chief Financial Officer of any Group Company;

(g)    approval of any remuneration or compensation package for any director, employee or consultant of any Group Company which in the aggregate (including in kind compensation and allowance) exceeds US$500,000 or its equivalent in another currency per annum;

(h)    appointment or removal of auditors, or the change of the term of the fiscal year;

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(i)    adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election;

(j)    any other action or transaction out of the ordinary course of business; or

(k)    any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

The Group Companies and the Principals agree that they will use their best efforts to ensure that all matters related to the Subsidiaries of the Company, which have been duly approved by the Shareholders or the Board of the Company, should also be approved by the shareholders and/or board of directors of the Subsidiaries in accordance with their Charter Documents.

11.	Additional Covenants.

11.1    Business of the Group Companies. The business of each of the Group Companies shall be restricted to the Business, except with the approval of the Majority Preferred Holders.

11.2    SAFE Registration. If any holder or beneficial owner of any Equity Security of the Company (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Parties (other than the Investors) shall use their best efforts to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, and in the event such Security Holder fails to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, the Parties (other than the Investors) shall use their best efforts to promptly cause such Security Holder to cease to be a holder or beneficial owner of any Equity Security of the Company.

11.3    Control Documents. The Principals and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Any termination, or material modification or waiver of, or material amendment to any Control Documents shall require the written consent of the Majority Preferred Holders. If any of the Control Documents becomes illegal, void or unenforceable under PRC Laws after the date hereof, the Parties (other than the Investors) shall devise a feasible alternative legal structure reasonably satisfactory to the Majority Preferred Holders which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible.

11.4    Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Board such that the Company, to the extent reasonably practicable, (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

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11.5	Compliance with Laws; Registrations.

(a)    The Group Companies shall, and the Principals shall cause the Group Companies to, conduct their respective business in compliance in all material respects with all applicable Laws, including, without limitation, all Laws relating to: securities trading and brokerage services in Hong Kong, PRC, and the United States (including without limitation, (1) the Securities Act, (2) the Hong Kong Securities and Futures Ordinance, (3) the Hong Kong Securities and Futures (Keeping of Records) Rules, and (4) the Hong Kong Securities and Futures (Accounts and Audit) Rules), (ii) paid services offered online or on mobile apps, (iii) the control of foreign exchange, (iv) the safeguard of privacy and personal data, (v) employment and social insurance, (vi) Tax and (iv) accounting, and shall obtain, make and maintain in effect, all consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Group Companies and the Principals hereby agree to procure that the Group Companies, their respective Affiliates and their respective officers, directors, agents, employees, managers, independent contractors, and representatives, and any of the foregoing purporting to act on behalf of any Group Company shall not, at any time, directly or indirectly, offer, authorize, promise, condone, participate in, consummate, or fail to disclose fully in violation of any applicable Law: (i) the offering, making, providing, or paying of any gift, contribution or payment of anything of value to any Public Official, or the providing of or paying for any entertainment or any other expense, by any Person, (A) in violation of any applicable Compliance Law (as defined in the Purchase Agreement), (B) with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Public Official, or assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, and/or (C) constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business; (ii) the offering, making, providing, or paying of any payment to any agent, employee, officer or director of any entity with which a Group Company does business for the purpose of influencing such agent, employee, officer or director to do business with any Group Company; (iii) the taking of any action by any Person which would violate the FCPA (if taken by an entity subject to the FCPA), would violate the U.K. Bribery Act (if taken by a Person subject to the U.K. Bribery Act), or could reasonably be expected to constitute a violation of any applicable anti-bribery Law; (iv) the making of any false or fictitious entries in the books or records of any Group Company by any Person; (v) the engagement in any transaction, the maintenance of any bank account or the use of any corporate funds, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Group Companies; (vi) the using of any assets of any Group Company for the establishment of any unlawful or unrecorded fund of monies or other assets, or the making of any unlawful or undisclosed payment; or (vii) the making of any payment in the nature of criminal bribery or any other unlawful payment. In addition, the Group Companies and the Principals hereby agree to procure that the Group Companies, their respective Affiliates and their respective officers, directors, agents, employees, managers, independent contractors, and representatives, and any of the foregoing purporting to act on behalf of any Group Company shall cease any actions that violate the terms of the preceding sentence, and the Group Companies and the Principals shall take all steps to remediate any such actions.

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(b)    Without limiting the generality of the foregoing, the Principals and each Group Company shall use all reasonable efforts to ensure that all filings and registrations with the Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the PRC Ministry of Commerce, the PRC Ministry of Industry and Information Technology, the PRC State Administration of Industry and Commerce, the PRC State Administration for Foreign Exchange, the China Securities Regulatory Commission, the SEC, the Hong Kong Securities and Futures Commission, and any tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

11.6	Stock Option Plan.

Subject to Section 10.1:

(a)    unless otherwise approved by the Board with the consent of the Tencent Director, all shares, options or other securities or awards granted or issued under the ESOP (collectively, “Awards”) shall be subject to a four-year vesting schedule, with 25% of each such Award vesting at each anniversary following date of such Award’s grant or issuance.

(b)    no issuances or grants will be made under any ESOP unless such ESOP is approved by the Board (which approval includes the consent of the Tencent Director), which among other things, shall provide for the Company’s right to repurchase any and all unvested shares, options or other securities or awards granted thereunder at a price equivalent to the actual cost under certain circumstances. Any attempt to exercise any option or other security granted or issued under the ESOP in contravention of this paragraph shall be null, void and without effect.

(c)    as soon as reasonably practicable when permitted under the applicable PRC laws, the Company shall, and shall cause each Group Company to, obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary to effectuate the ESOP in the PRC in accordance with PRC Law; provided that the Company shall not permit any grantee in the PRC to exercise any award granted pursuant to the ESOP if any authorization, consent, order or approval of any Governmental Authority that is necessary to effectuate the ESOP in the PRC in accordance with PRC Law has not been obtained.

11.7    Intellectual Property Protection. Except with the written consents of the Majority Preferred Holders, the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation, registering their material respective trademarks, brand names, domain names and copyrights, and shall require each employee and consultant of each Group Company to enter into an employment agreement, and a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, Intellectual Property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to the relevant Group Company.

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11.8    Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, accounting and compliance that meets international standards of good practice to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, (v) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business, (vi) the Group Companies are in compliance with the FCPA, the U.K. Bribery Act, and any other applicable anti-bribery or anti-corruption law, and (vii) the Group Companies operate in compliance with the provisions applicable to licensed person under the Hong Kong Securities and Futures Ordinance. Each of the Group Companies shall maintain a privacy policy in a form acceptable to the Investors, and shall periodically update the privacy policy in accordance with best business practices.

11.9    No Avoidance; Voting Trust. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement, except as established in the Transaction Documents.

11.10    United States Tax Matters.

(a)    None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes or elect to be treated as an entity other than a corporation for US federal income tax purposes.

(b)    The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

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(c)    The Company shall use its best effort to avoid future status of the Company or any of its Subsidiaries as a PFIC. Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Preferred Shares that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (A) accurately prepare its US tax returns and comply with any other reporting requirements , if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (B) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor.

(d)    Each of the Principals represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Principals shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a CFC. Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their reasonable efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor) pursuant to Section 951 of the Code.

(e)    The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares inform the Company are necessary to enable such holder to comply with any applicable US tax rules. The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable US tax rules.

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(f)    The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section 11.10 shall be borne by the Company.

11.11    Other Tax Matters. The Parties (other than the Investors) agree to jointly and severally indemnify the Investors from and against (i) any Taxes imposed on the Investors by any Governmental Authority in connection with its investment in the Company, and (ii) any loss, claim, liability, expense, or other damage (including diminution in the value of the Company business or such Investor’s investment in the Company) attributable to (A) any Taxes (or the non-payment thereof) of any Group Company for all taxable periods ending on or before the Closing and the portion through the end of the Closing for any taxable period that includes (but does not end on) the Closing, (B) any Taxes of any other Person imposed by any Governmental Authority on any Group Company as a transferee, successor, withholding agent, accomplice, or party providing conveniences in connection with an event or transaction occurring before the Closing, and (C) any breach of any representations or warranties contained in Section 11.10 and this Section 11.11.

11.12    Confidentiality. The Parties acknowledge that the terms and conditions of this Agreement and the other Transaction Documents, and all exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by the parties to any third party except with the prior written consent of each of the Investors and the Company; provided, however, such obligation of confidentiality shall not apply to (i) information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of (A) a breach by that Party of this Section 11.12 or (B) a breach of a confidentiality obligation by the disclosing Party, where the breach was known to that Party; (ii) information the disclosure of which is necessary in order to comply with applicable Law, the order of any court, the requirements of a stock exchange or other governmental or regulatory authority or to obtain tax or other clearances or consents from any relevant authority (provided, however, that such disclosing Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information); (iii) information disclosed by any of the Investors to a bona fide proposing purchaser of any Equity Securities of the Company; or (iv) information disclosed by the Company to its current or bona fide prospective investors or business partners, Affiliates and their respective employees, bankers, accountants or legal counsels who need to know such information, in each case only where such Persons are informed of the confidential nature of the such information and are under appropriate confidentiality obligations substantially similar to those set forth in this Section 11.12.

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11.13    Non-Competition. From and after the date of this Agreement and for a period of twenty-four (24) months following the earlier of (a) the termination of this Agreement, or (b) as to each Principal, the date such Principal directly or indirectly through their Affiliates, no longer holds any Shares (the “Restricted Period”), each Principal shall not (except in connection with the exclusive provision of services to the Company or its Subsidiaries), and the Group Companies and the Principals shall procure that each of the Key Employees do not, without the approval of the Majority Preferred Holders, (i) engage, directly or indirectly, in a Competitive Business Activity in the PRC or Hong Kong, or approach, contact or solicit for itself or any entity any business, suppliers, distributors, sub-distributors, importers, direct and indirect end user customers or clients in connection with a Competitive Business Activity in the PRC or Hong Kong, and (ii) persuade, solicit, encourage, entice, influence, induce any employee of the Company or its Subsidiaries during the Restricted Period to terminate his or her employment arrangement with the Company or its Subsidiaries. For the purposes of this Agreement, Shenzhen Bairensi Investment Co., Ltd. (深圳市百仁思投资有限公司) is deemed to be primarily engaged in a business in competition with that of the Business.

11.14    Disclaimer of Corporate Opportunity Doctrine. The Parties (other than the Investors) acknowledges that each Investor (including its Affiliates) (an “Investor Party”) may have, from time to time, information that may be of interest to the Group (“Information”) regarding a wide variety of matters including, by way of example only, (a) an Investor Party’s technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments an Investor Party has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Group’s, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Group. The Group Companies recognize that a portion of such Information may be of interest to the Group. Such Information may or may not be known by the Observer. The Group Companies, as a material part of the consideration for this Agreement, agree that each Investor and its Observer shall have no duty to disclose any Information to any Group Company or permit the Group Companies to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Group if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit an Investor’s ability to pursue opportunities based on such Information or that would require an Investor to disclose any such Information to the Group or offer any opportunity relating thereto to any Group Company.

11.15    Facilitation of Sales or Transfers. Upon request by an Investor from time to time in connection with the sale or contemplated sale or transfer of any Shares then held by such Investor in accordance with the Transaction Documents, as the case may be, the Company shall, at its own expense, exercise best efforts to facilitate such sale or transfer in a timely manner, such efforts to include, as applicable, (i) promptly instructing the Company’s transfer agent to remove legends from any certificates representing said Shares, and (ii) if depository receipts representing shares of the Company are then listed or traded on any exchange or inter-dealer quotation system, (A) promptly instructing the Company’s share registrar and depository agent to issue depository receipts against deposit of the Shares and to cause such depository receipts to be deposited in such Investor’s brokerage account(s), and (B) promptly paying all fees and expenses related to such depositary facility, including all applicable conversion fees and maintenance fees. All Parties (except for the Investors) acknowledges that time is of the essence with respect to its obligations under this Section 11.15.

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12.	Miscellaneous.

12.1    Termination. This Agreement shall terminate upon the mutual consent of (i) the Company; (ii) the Majority Preferred Holders; and (iii) the Persons holding at least a majority of the Ordinary Shares held by the Principals. The provisions of Section 7, 8, 9, 10, and 11 shall terminate immediately prior to the consummation of a Qualified IPO. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Section 2 through 6 and 12). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

12.2    Further Assurances. Upon the terms and subject to the conditions herein, each of the Group Companies and Principals agrees to use its reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

12.3    Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Notwithstanding the foregoing provision, the rights of each Investor hereunder (including, without limitation, registration rights) are assignable (together with the related obligations) in connection with the transfer of the Equity Securities of the Company held by such Investor. This Agreement and the rights and obligations of each Principal and Group Company hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

12.4    Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong without regard to principles of conflict of laws thereunder.

12.5    Dispute Resolution. Any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) arising out of, relating to, or connected with this Agreement, including any dispute as to the construction, validity, interpretation, termination, enforceability or breach of this Agreement, as well as any dispute over arbitrability or jurisdiction (“Dispute”) shall be exclusively resolved through final and binding arbitration pursuant to this section, it being the intention of the parties that this is a broad form arbitration agreement designed to encompass all possible Disputes. The arbitration shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of the arbitration shall be Hong Kong. The arbitral tribunal shall consist of three (3) arbitrators. The arbitration shall be conducted in the English language, and the arbitrators shall be fluent in the English language. The award of the Tribunal shall be final and binding. Judgment on the award may be entered in any court of competent jurisdiction.

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12.6    Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule SCHEDULE A (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

12.7    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

12.8    Rights Cumulative. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

12.9    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

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12.10    Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.11    Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consents of (i) the Company; (ii) the Majority Preferred Holders; and (iii) Persons holding at least a majority of the Ordinary Shares held by the Principals; provided, however, that no amendment or waiver shall be effective or enforceable in respect of an Investor if such amendment or waiver affects such Investor, respectively, materially and adversely differently from the other Investors, unless such Investor consents in writing to such amendment or waiver. Notwithstanding the foregoing, any Party may waive the observance as to such Party of any provision of this Agreement (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by such Party without obtaining the consent of any other Party. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto.

12.12    No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.13    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

12.14    No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

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12.15    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.16    Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.

12.17    Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, to the extent permitted by the laws of the Cayman Islands, the terms of this Agreement shall prevail in all respects as regards the Parties. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such conflict or inconsistency, to amend the Charter Documents so as to eliminate such inconsistency. This shall not affect the validity of the relevant provision as between the Parties to this Agreement or the respective obligations on the Parties as between themselves under this Agreement.

12.18    Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

12.19    Grant of Proxy. Upon the failure of any Principal to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such Principal hereby grants to a Person designated by the Company a proxy coupled with an interest in all Equity Securities of the Company held by such Principal, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section is amended to remove such grant of proxy in accordance with Section 12.11 hereof, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

12.20    Exculpation and Waiver of Reliance Among Investors. Each Investor acknowledges that it is not relying upon any Person other than the Principals, the Group Companies and their officers and directors in their capacities as such, in making its investment or decision to invest in the Company or in entering into this Agreement. Specifically, each Investor stipulates that it is not relying on any other Investor or any agents, or professional advisers, or on any advice, representations, or work product of any of them. Each Investor agrees that no other Investor or the respective controlling persons, members, shareholders, officers, directors, partners, employees, agents, or professional advisers of any other Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Preferred Shares or any transaction in connection with this Agreement or contemplated hereby. Each Investor hereby waives any claim against, and covenants not to sue, any other Investor or the respective controlling persons, members, shareholders, officers, directors, partners, employees, agents, or professional advisers of any Investor on account of any action heretofore or hereafter taken or omitted to be taken in connection with this Agreement or any transaction contemplated hereby.

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12.21    No Use of Name. Without the prior written consent of the Investor, and whether or not it or any Affiliate thereof is then a shareholder of the Company, no party hereto shall (or shall permit any Affiliate thereof to) (i) use, publish or reproduce the name or logo of such Investor or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements), (ii) claim itself as a partner of such Investor or its Affiliates, (iii) or make any press release, public announcement or other disclosure to any third party in respect of this Agreement or such Investor’s subscription of Shares of the Company.

12.22    Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

12.23    Third Party Rights. Unless expressly provided to the contrary in this Agreement, a person who is not a party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Agreement..

(The remainder of this page is intentionally left blank; signature pages to follow)

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IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	FUTU HOLDINGS LIMITED
(富途控股有限公司)

	By	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Director

FUTU SECURITIES INTERNATIONAL (HONG KONG) LIMITED
(富途证券国际（香港）有限公司)

	By	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Director

FUTU SECURITIES (HONG KONG) LIMITED
(富途证券（香港）有限公司)

	By	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Director

FUTU NETWORK TECHNOLOGY LIMITED
(富途網絡科技有限公司)

	By:	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	SHENZHEN FUTU INTERNET TECHNOLOGY CO., LTD.
(深圳市富途网络科技有限公司)
(Seal: /s/ Shenzhen Futu Internet Technology Co., Ltd.)

	By	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Legal Representative

BEIJING FUTU INTERNET TECHNOLOGY CO., LTD.
(北京市富途网络科技有限公司)
(Seal: /s/ Beijing Futu Internet Technology Co., Ltd.)

	By	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Legal Representative

FUTU INTERNET TECHNOLOGY (SHENZHEN) CO., LTD.
(富途网络科技（深圳）有限公司)
(Seal: /s/ Futu Internet Technology (Shenzhen) Co., Ltd.)

	By:	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Legal Representative

SHENZHEN SHIDAI FUTU CONSULTING LIMITED
(深圳市时代富途咨询有限公司)
(Seal: /s/ Shenzhen Shidai Futu Consulting Limited)

	By:	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Legal Representative

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	SHENZHEN QIANHAI FUZHITU INVESTMENT CONSULTING LIMITED
(深圳市前海富之途投资咨询有限公司)
(Seal: /s/ Shenzhen Qianhai Fuzhitu Investment Consulting Limited)

	By:	/s/ Wu Biwei
	Name:	WU Biwei (邬必伟)
	Title:	Legal Representative

SHEN SI INTERNET TECHNOLOGY (BEIJING) CO., LTD.
(慎思网络技术（北京）有限公司)
(Seal: /s/ Shen Si Internet Technology (Beijing) Co., Ltd.)

	By	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Legal Representative

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	FUTU INC.

	By:	/s/ Li Hua
	Name:	LI Hua (李华)
	Title:	Director

FUTU NZ LIMITED

	By:	/s/ Chan Wingkei
	Name:	Chan Wingkei
	Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPALS:

/s/ Li Hua
LI Hua (李华)

/s/ Li Lei
LI Lei (李镭)

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

QIANTANG RIVER INVESTMENT LIMITED

	By:	/s/ MA Huateng
	Name:	MA Huateng
	Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

IMAGE FRAME INVESTMENT (HK) LIMITED 意像架構投資（香港）有限公司

	By	/s/ MA Huateng
	Name:	MA Huateng
	Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

MATRIX PARTNERS CHINA III HONG KONG LIMITED

	By:	/s/ Bo Shao

	Name:	Bo Shao

	Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

SEQUOIA CAPITAL CV IV HOLDCO, LTD.

	By:	/s/ Ip Siu Wai Eva

	Name:	Ip Siu Wai Eva

	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:
SCC VENTURE VI HOLDCO, LTD.

	By:	/s/ Ip Siu Wai Eva

	Name:	Ip Siu Wai Eva

	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT – FUTU HOLDINGS LIMITED

SCHEDULE A

ADDRESS FOR NOTICES

If to the Group Companies:

Address:	F9, Unit 3, Building C, Kexing Science Park, No. 15, North Keyuan Road, Nanshan District, Shenzhen
Tel:	+86-755-86636688
Fax:	+86-755-86636388
Attention:	LI Hua (李华)

If to the Principals:

Address:	F9, Unit 3, Building C, Kexing Science Park, No. 15, North Keyuan Road, Nanshan District, Shenzhen
Tel:	+86-755-86636688
Fax:	+86-755-86636388
Attention:	LI Hua (李华)

If to Qiantang River or Image Frame:

Address:

c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen’s Road East

Wanchai, Hong Kong

Attention: Compliance and Transactions Department

Email: legalnotice@tencent.com

with a copy to:

Tencent Building, Keji Zhongyi Avenue,

Hi-tech Park, Nanshan District,

Shenzhen 518057, PRC

Attention: Mergers and Acquisitions Department

Email: PD_Support@tencent.com

If to Matrix:

Address:	Address: Flat 2807, 28/F, AIA Central, No.1 Connaught Road, Central, Hong Kong
Tel:	(852) 3651 6220
Fax:	(852) 3651 6111
Attention:	Matrix Partners HK Management Limited

If to Sequoia Holdco or SCC:

Address:	3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong
Tel:	+852-2501-8989
Fax:	+852-2501-5249
Attention:	Kok Wai Yee

SCHEDULE I

LIST OF PRINCIPALS

Name of Principals	PRC ID Card Number
LI Hua (李华)
LI Lei (李镭)